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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Nastech Pharmaceutical Company Inc.:

We consent to incorporation by reference in the registration statements on Form S-2 (No. 333-45264), on Forms S-3 (No. 333-59472, No. 333-62800 and No.
333-72742) and on Forms S-8 (No. 333-28785, No. 333-46214, No. 333-49514, No.
333-92206, and No. 333-92222) of Nastech Pharmaceutical Company Inc. of our report dated February 11, 2003, with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. and subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Nastech Pharmaceutical Company Inc.

                                              /s/ KPMG LLP

Seattle, Washington
March 26, 2003